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                                                   Exhibit 99.1


                           MINDEN BANCORP, INC.
                         415 MAIN * P. O. Box 797
                      MINDEN, LOUISIANA  71058-0797
                  _____________________________________
                         318-377-0523   TELEPHONE
                            3118-377-0038 FAX
                            www.mblminden.com


                              PRESS RELEASE
                              -------------


For Release:   Immediately                   For Further Information:

                                             A. David Evans, President/CEO
                                             318-377-0523
                                             E-mail-mbldavid@shreve.net
                                                          Or
                                             Becky T. Harrell, Treasurer/CFO
                                             318-377-0523
                                             E-mail-mblbecky@shreve.net





        MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
                 FOR THE SECOND QUARTER ENDING JUNE 30, 2003


Minden, LA. - July 8, 2003 - Minden Bancorp, Inc. (NASDAQ OTC BB: MDNB) announced today that its Board of Directors at their meeting on July 8, 2003, declared its second cash dividend of $.05 per share on the common stock of the Company payable on August 15, 2003, to the stockholders of record at the close of business on July 21, 2003.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At March 31, 2003, the Company had total assets of $81.9 million, total liabilities of $64.1 million and stockholders equity of $17.8 million.